Exhibit 23
                                                                 ----------

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-90292) of Commonwealth Industries, Inc. of our reports dated June 19, 2000, relating to the financial statements and supplemental schedules of the Commonwealth Industries, Inc. Performance Sharing Plan for Hourly Employees and the Commonwealth Industries, Inc. Savings Plan for Salaried Employees, which reports are incorporated by reference in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
June 19, 2000